Emergent Capital Inc. Restructuring
Investor Frequently Asked Questions (“FAQs”)
_____________________________________________________________________________________
1.What did Emergent Capital, Inc. announce?
•On October 15, 2020, Emergent Capital, Inc. (“Emergent” or the “Company”) and a wholly-owned subsidiary filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware to effect a restructuring of the Company.

2.What is chapter 11 of the Bankruptcy Code?
•Chapter 11 is the section of the U.S. Bankruptcy Code that covers court-supervised restructurings of businesses. During the chapter 11 process, a company is able to continue to conduct business while reorganizing its finances and operations.

•A chapter 11 filing provides a company with time and protection from its creditors while it develops a plan to restructure its balance sheet and/or reorganize its operations in order to meet the claims of those to whom it owes money. Today, this form of financial reorganization is widely viewed as an effective strategy to strengthen businesses that need to restructure their balance sheets to meet their current financial obligations.

3.Why did Emergent take this action?
•A negotiated, managed restructuring is necessary in order to facilitate the Company’s goal of restructuring its debt to better align with the less predictable cash flows that are inherent in a life settlements portfolio. In addition, it is anticipated that the proposed restructuring will enable the Company to avoid unnecessary tax and overhead costs, resulting in other benefits for the Company and most of its security holders.

4.Is Emergent going out of business?
•No, the Company is not going out of business, although the restructuring will result in the Company moving its headquarters and operations to Lamington Road Designated Activity Company (“Lamington”), its indirect wholly-owned Irish subsidiary, and Emergent Capital will wind up its remaining affairs. Lamington currently indirectly owns our 27.5% ownership interest in White Eagle Asset Portfolio, LP which holds a portfolio of life settlements and constitutes our most significant asset – and this will not change in the restructuring.
•The Company will have sufficient liquidity to support its business and continue normal business operations during this process, and will continue to meet its financial obligations in the ordinary course.

5.What does this mean for my stock or bonds?
•Based upon the Restructuring Support Agreements that have been signed by the holders of a majority of each of our outstanding classes of debt, all of Emergent Capital’s outstanding securities (including our Common Stock and both classes of debt), will be converted into new securities that are expected to be traded on a European exchange when the Company exits the Chapter 11 bankruptcy. They are expected to trade in U.S. Dollars and the change of the corporate structure should result in more favorable tax treatment at that time. The new securities will enable holders to participate in the waterfall of funds received from the Palomino partnership in White Eagle, the life settlements portfolio of which Emergent owns 27.5%.

6.Will Emergent shares stop publicly trading?
•Our common stock will continue to trade during the bankruptcy process, and after the Company exits the bankruptcy, the new securities received in exchange for Emergent shares will be listed for trading on a European exchange instead of on the OTCQX market.
7.Should/Can I sell my shares?
•Emergent, its employees, advisors and representatives cannot provide financial advice or recommendations with respect to an investment. All investors are encouraged to consult their personal financial advisor(s).

8.How long will the restructuring process take?
•Management’s goal is to complete the restructuring and exit the Chapter 11 proceedings by the end of 2020.

9.Will Emergent be a publicly-listed company after it emerges from bankruptcy?
•As part of the restructuring, Emergent will move its headquarters and operations to its indirect wholly-owned Irish subsidiary, Lamington and holders of Emergent Capital securities will receive new securities that represent ownership in Lamington in exchange for their existing Emergent securities. The new securities will be listed for trading on a European stock exchange instead of on the OTCQX market. Our security holders will continue to have a public trading market for their securities.

10.Will Emergent continue to report quarterly earnings results during this process?
•As part of the reorganization process, we will be required to periodically disclose certain financial results, but do not intend to issue earnings press releases or hold quarterly conference calls during the court supervised restructuring proceedings.

•We do not expect to continue to file quarterly and annual reports with the Securities and Exchange Commission during this process. We do expect to resume filings, under the appropriate rules of the exchange where our securities will be listed, upon exit from the Chapter 11 bankruptcy.

11.How can I obtain more information?
•For up-to-date information about this process, including FAQs, please visit the restructuring section of our website http://ir.emergentcapital.com/restructuring/4049 .